UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 19, 2016

Toll Brothers, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186	23-2416878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Gibraltar Road, Horsham, PA	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 938-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 19, 2016, Toll Brothers, Inc. (the “Registrant”) and its wholly-owned subsidiary, First Huntingdon Finance Corp. (the “Borrower,” and together with the Registrant, the “Company”), entered into an unsecured, five-year credit agreement dated as of May 19, 2016 (the “Revolving Credit Agreement”), among Citibank, N.A. (“Citi”), as Administrative Agent, Deutsche Bank Securities Inc., Mizuho Bank, Ltd., and SunTrust Bank, as Syndication Agents, PNC Bank, National Association and Wells Fargo Bank, National Association, as Documentation Agents, and the Lenders party thereto.

The Revolving Credit Agreement provides for an unsecured revolving credit facility (the “Revolving Credit Facility”) in the amount of $1.215 billion (the “Aggregate Revolving Credit Commitment”). 50% of the Aggregate Revolving Credit Commitment (as it may be increased or decreased from time to time) will be available for letters of credit. The Revolving Credit Facility has an accordion feature under which the Company may, subject to certain conditions set forth in the Revolving Credit Agreement, increase the Aggregate Revolving Credit Commitment up to a maximum aggregate amount of $2.0 billion, although no Lender is obligated to increase its commitment. The Company may select interest rates for the Revolving Credit Facility equal to (i) LIBOR plus an applicable margin, (ii) the Lenders’ base rate plus an applicable margin, or (iii) the Federal Funds/Euro-Rate (as defined in the Revolving Credit Agreement), which in each case is based on the Registrant’s leverage ratio (as defined in the Revolving Credit Agreement). The Company is obligated to pay an undrawn commitment fee which is based on the average daily unused amount of the Aggregate Revolving Credit Commitment and the Registrant’s leverage ratio. Any proceeds from borrowings under the Revolving Credit Facility may be used for general corporate purposes.

Under the terms of the Revolving Credit Agreement, the Registrant is not permitted to allow its maximum leverage ratio to exceed 1.75:1.00 and is required to maintain a tangible net worth (as defined in the Revolving Credit Agreement) of no less than approximately $2.65 billion, which amount is subject to increase over time in accordance with the Revolving Credit Agreement. The Revolving Credit Facility is subject to acceleration upon certain specified events of default, including failure to make timely payments, breaches of representations or covenants, failure to pay other material indebtedness, or another person becoming beneficial owner of 50% or more of the Registrant’s outstanding common stock.

The Registrant and substantially all of its 100% owned home building subsidiaries are guarantors under the Revolving Credit Agreement. The Registrant’s non-home building subsidiaries and certain home building subsidiaries do not guarantee the obligations under the Revolving Credit Agreement.

Citi is the Administrative Agent for, and Deutsche Bank AG New York Branch, Mizuho Bank, Ltd., PNC Bank, National Association, SunTrust Bank, Wells Fargo Bank, National Association, Capital One, National Association, Sumitomo Mitsui Banking Corporation, U.S. Bank National Association, Branch Banking and Trust Company, Comerica Bank, Fifth Third Bank, an Ohio banking corporation, Regions Bank, TD Bank, N.A., The Bank of New York Mellon, Texas Capital Bank, N.A., Bank of the West, a California Banking Corporation, and Associated Bank, National Association are Lenders under, the Revolving Credit Facility and currently provide, and they and other participants may in the future provide, other general banking services to the Company.

A copy of the Revolving Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The foregoing summary of the Revolving Credit Agreement is qualified in its entirety by reference to the text of the Revolving Credit Agreement filed herewith.

The Revolving Credit Agreement effectively replaces the Company’s previous revolving credit facility (the “2013 Facility”), as evidenced by the credit agreement dated as of August 1, 2013, a copy of which was filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 6, 2013. The description of the 2013 Facility in such Form 8-K is incorporated by reference into this Item 1.01. In connection with its entry into the Revolving Credit Facility, effective May 19, 2016, the Company terminated the 2013 Facility. Immediately prior to termination of the 2013 Facility, there were approximately $100.0 million of borrowings outstanding thereunder, all of which were paid off in connection with the termination of the 2013 Facility and were immediately reborrowed under the Revolving Credit Facility. There were no early termination penalties were incurred by the Company in connection with the termination of the 2013 Facility.

On May 19, 2016, the Company entered into an amendment (the “Amendment”) to its existing senior unsecured term loan credit agreement dated as of February 3, 2014 (the “Term Loan Agreement”), among the Company, the lenders party thereto (the “Term Lenders”) and SunTrust Bank, as Administrative Agent, to, among other things, (1) amend the financial maintenance covenants therein to be substantially the same as the financial maintenance covenants applicable under the Revolving Credit Agreement described above; and (2) revise certain provisions relating to the interest rate applicable on outstanding borrowings.

A copy of the Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The foregoing summary of the Amendment is qualified in its entirety by reference to the text of the Amendment filed herewith. A copy of the Term Loan Agreement was previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2014, and the description of the Term Loan Agreement in such Form 8-K is incorporated by reference into this Item 1.01.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On May 19, 2016, and in connection with its entry into the Revolving Credit Agreement, the Company terminated the 2013 Facility, as more specifically described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 1.02.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION UNDER AND OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On May 19, 2016, the Company entered into the Revolving Credit Agreement more specifically described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 2.03.

ITEM 8.01. OTHER EVENTS

On May 19, 2016, the Registrant issued a press release announcing its entry into the Revolving Credit Agreement and the termination of the 2013 Facility. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d). Exhibits

The following Exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Item

10.1*	Credit Agreement, dated as of May 19, 2016, among First Huntingdon Finance Corp., Toll Brothers, Inc., the Lenders party thereto and Citibank, N.A., as Administrative Agent.

10.2*	Amendment No. 1, dated as of May 19, 2016, to the Credit Agreement, dated as of February 3, 2014, among First Huntingdon Finance Corp., Toll Brothers, Inc., the Lenders party thereto and SunTrust Bank, as Administrative Agent.

99.1*	Toll Brothers, Inc. Press Release dated May 19, 2016.

* Filed electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated: May 24, 2016	By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President,
Chief Accounting Officer